UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 20, 2012

UV FLU TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53306	98-0496885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 125 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-5455

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01.                      Other Events.

ANNOUNCEMENT OF REVERSE STOCK SPLIT

On January 20, 2012, the Company announced  that the one-for-four reverse stock split will take effect at the open of business  on January 20, 2012. The new symbol will be UVFTD. The D will be removed in 20 business days from the effective date.  Following the reverse stock split, the Company will have 32,242,548 common shares outstanding and  50 million common shares authorized.  No other changes were made to the terms of the shares or the preferences or relative or other rights of the shares.  The par value remains the same as $0.001.

CONVERSION OF NOTE AND PAYABLE TO COMMON SHARES

In addition, during the quarter ended December 31, 2011, a convertible note for $115, 000, along with $3,000 of accrued interest, was converted into common shares of the Company prior to the reverse stock split. The holder of the note informed the Company that these shares were to be held in escrow. Along with the note, another $55,602.25 in consulting fees payable were converted into restricted common shares of the Company prior to the reverse stock split.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC.
a Nevada Corporation

Dated: January 20, 2012	/s/ John J. Lennon
John J. Lennon
President, Chief Executive Officer and Chief Financial Officer